Exhibit 99.1
CENTENNIAL COMMUNICATIONS CORP.
OFFER FOR ALL OUTSTANDING
SENIOR FLOATING RATE NOTES DUE 2013
IN EXCHANGE FOR
SENIOR FLOATING RATE NOTES DUE 2013
WHICH HAVE BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED
OFFER FOR ALL OUTSTANDING
10% SENIOR NOTES DUE 2013
IN EXCHANGE FOR
10% SENIOR NOTES DUE 2013
WHICH HAVE BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED
                    , 2006
To our Clients:
      Enclosed for your consideration is a prospectus, dated                     , 2006 (the “Prospectus”), relating to the exchange offers (the “Exchange Offers”) of Centennial Communications Corp. (“Centennial”) to exchange (i) up to $350,000,000 aggregate principal amount of its Senior Floating Rate Notes due 2013 which have been registered under the Securities Act of 1933, as amended, (individually a “Floating Rate Exchange Bond” and collectively, the “Floating Rate Exchange Bonds”), for a like principal amount of Centennial’s issued and outstanding Senior Floating Rate Notes due 2013 (individually a “Floating Rate Restricted Bond” and collectively, the “Floating Rate Restricted Bonds”) from the registered holders thereof, upon the terms and subject to the conditions described in the Prospectus, and (ii) and up to $200,000,000 aggregate principal amount of its 10% Senior Notes due 2013 which have been registered under the Securities Act of 1933, as amended, (individually a “Fixed Rate Exchange Bond” and collectively, the “Fixed Rate Exchange Bonds”), for a like principal amount of Centennial’s issued and outstanding 10% Senior Notes due 2013 (individually a “Fixed Rate Restricted Bond” and collectively, the “Fixed Rate Restricted Bonds”) from the registered holders thereof, upon the terms and subject to the conditions described in the Prospectus. We refer to the Floating Rate Restricted Bonds and the Fixed Rate Restricted Bonds collectively as the “Restricted Bonds,” to the Floating Rate Exchange Bonds and the Fixed Rate Exchange Bonds collectively as the “Exchange Bonds,” and to the Restricted Bonds and the Exchange Bonds collectively as the “Notes.” The Exchange Offers are being made in order to satisfy certain obligations of Centennial contained in the Registration Rights Agreements, dated as of December 21, 2005, by and among Centennial and the initial purchaser referred to therein.
      This material is being forwarded to you as the beneficial owner of the Restricted Bonds held by us for your account but not registered in your name. A tender of such Restricted Bonds may only be made by us as the holder of record and pursuant to your instructions.
      Accordingly, we request instructions as to whether you wish us to tender on your behalf the Restricted Bonds held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus. You may only tender your Restricted Bonds by book-entry transfer of the Restricted Bonds into the exchange agent’s account at The Depository Trust Company.
      Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the applicable Restricted Bonds on your behalf in accordance with the provisions of the applicable Exchange Offer. Each Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2006 (the “Expiration Date”) unless the applicable Exchange Offer is extended by Centennial. Any Restricted

Bonds tendered pursuant to the applicable Exchange Offer may be withdrawn at any time before the applicable Expiration Date.
      Your attention is directed to the following:

1. Each Exchange Offer is for any and all of the applicable Restricted Bonds.

2. The Exchange Offers are subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offers — Conditions to the Exchange Offers.”

3. Holders will not be obligated to pay any transfer taxes in connection with the tender of Restricted Bonds in the Exchange Offers unless they instruct Centennial to register Exchange Bonds in the name of, or request that Restricted Bonds not accepted in the applicable Exchange Offer be returned to, a person other than the registered tendering holder. In those cases, holders will be responsible for the payment of any applicable transfer tax.

4. Each applicable Exchange Offer expires at 5:00 p.m., New York City time, on , 2006 unless the applicable Exchange Offer is extended by Centennial.
      If you wish to have us tender your Restricted Bonds, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter.

INSTRUCTIONS WITH RESPECT TO
THE EXCHANGE OFFERS
      The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offers made by Centennial with respect to the Restricted Bonds.
      This will instruct you to tender the Restricted Bonds held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus.
      Please tender the Restricted Bonds held by you for my account as indicated below:

☐	Please tender the Restricted Bonds held by you for my account as indicated below:
AGGREGATE PRINCIPAL AMOUNT AT
MATURITY OF RESTRICTED BONDS
Senior Floating Rate Notes due 2013: $

☐	Please do not tender any Restricted Bonds held by you for my account.

Dated: ________, 2006

Signature(s):

Print Name(s) here:

Print Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

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☐	Please tender the Restricted Bonds held by you for my account as indicated below:

AGGREGATE PRINCIPAL AMOUNT AT
MATURITY OF RESTRICTED BONDS

10% Senior Notes due 2013: $

☐	Please do not tender any Restricted Bonds held by you for my account.

Dated: ________, 2006

Signature(s):

Print Name(s) here:

Print Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

None of the Restricted Bonds held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Restricted Bonds held by us for your account.

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